Exhibit 99

Form 3 Joint Filer Information

Name:   Margaret A. Parker

Address:   c/o SenoRx, Inc.
   11 Columbia, Suite A
   Aliso Viejo, CA 92656

Designated Filer:  Steve Harrison Parker

Date of Event
Requiring Statment: March 28, 2007

Signature:  /s/ Margaret A. Parker
   By:  Margaret A. Parker